EXHIBIT 16.1

March 29, 2018

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Commissioners:

We have read Item 9 of the Form 10-K dated March 29, 2018 of Ascent Solar Technologies, Inc. and are in agreement with the statements concerning our Firm contained therein.

/s/ Hein & Associates LLP

Hein & Associates LLP
Denver, Colorado